Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM UPDATES OIL DRILLING ACTIVITIES

Successful Exploration Continues in Kansas and Texas Panhandle

Drilling Set to Commence on New Nebraska Oil Play

Bakken Continues as Credo’s Flagship Drilling Play

DENVER, COLORADO, March 23, 2011 — Credo Petroleum Corporation (NASDAQ:  CRED), an independent oil and gas exploration and production company with significant assets in the North Dakota Bakken, Kansas, Nebraska, the Texas Panhandle and Oklahoma, today updated its drilling activities.

“While the North Dakota Bakken continues to be Credo’s flagship drilling play, we are also excited about the company’s Texas Panhandle, Kansas and Nebraska drilling plays”, said Marlis E. Smith, Jr., Chief Executive Officer.  “We have had excellent success in Kansas, and the emerging Texas Panhandle horizontal Tonkawa drilling play looks promising.  We expect both plays to add substantial production and reserves.  In addition, we are preparing to extend our success on the Central Kansas Uplift into Nebraska, where we will begin drilling in April.”

KANSAS DRILLING YIELDS FOUR NEW DISCOVERIES

The Company has recently drilled and completed three new wildcat discoveries on the Central Kansas Uplift.  For proprietary business reasons, the names and locations of the discoveries are being withheld; however, initial production for each well ranges from 75 to 110 barrels of oil.  All three wells have development potential, and plans are underway to drill offset wells in the second quarter of 2011.  Credo’s working interests range from 23% to 46%.

In addition, the Company has reached a total depth of 4,700’ on the first well in its northern Lane County Project.  A drill stem test of the Lansing Kansas City formation recovered substantial oil and gas with good pressures, indicating a productive oil reservoir.  The well is currently awaiting completion.  Credo owns a 70% working interest and is the operator.

To date, Credo has drilled 80 wells in Kansas, of which 40% have been successful.  The Company is currently drilling two to three wells per month in Kansas, and expects to maintain that pace for the next few years.

SUCCESSFUL KANSAS DRILLING MODEL EXTENDED INTO

SOUTHWEST NEBRASKA

Credo has expanded into southwest Nebraska as an extension of its successful drilling play in Kansas. In addition to utilizing its in-house prospect generation expertise, Credo has retained a team of experienced geoscientists to work specifically on the Nebraska project.  By combining detailed subsurface geology with advanced 3-D seismic technology, the Company believes that it can repeat its Kansas success on the Nebraska portion of the Central Kansas Uplift.

To date, the company has acquired approximately 40,000 gross (30,000) net acres in Nebraska consisting of 15 separate drilling prospects.  The company expects to drill each prospect with an interest ranging from 50% to 80%, making any discoveries meaningful in terms of production and reserve additions.  Depths are generally less than 5,000 feet and drilling costs are moderate.  Drilling is expected to commence in April.

DRILLING IN THE EMERGING TEXAS PANHANDLE

HORIZONTAL TONKAWA PLAY SHOWS PROMISE

In Lipscomb County, Texas, Credo has completed the drilling phase of its second horizontal Tonkawa well, the Bussard-Cameron 74-1H.  The well was drilled on a 320 acre spacing unit to a vertical depth of 7,492 feet with a 2,000-foot lateral which encountered good quality sand and very good oil and gas shows.  The lateral was originally projected for 4,000 feet, however, sloughing shale was encountered which jeopardized the hole and substantially increased the drilling risk.  Production casing was successfully set at a measured depth of 10,068 feet, and fracture stimulation and completion operations are currently underway.  Credo owns a 32% working interest and is the operator.  The Company has proposed an additional horizontal Tonkawa well to be drilled on the adjacent 320 acre spacing unit.

Credo’s first horizontal Tonkawa well, the Bill 14-1H, located approximately one mile east of the Bussard-Cameron, was drilled by the nation’s most active driller, Chesapeake Energy.  Credo owns a 22% working interest in the well.  Approximately 65% of the fracture stimulation fluids have been recovered.  The well is continuing to clean-up and the oil cut is increasing.  The well has produced approximately 10,000 BOE to date, and is currently producing approximately 175 BOEPD (barrels of oil equivalent per day).

Credo owns an average 33% interest in about 3,000 gross acres in Lipscomb and Hemphill Counties, Texas.  In addition to the two horizontal wells, the Company operates 12 vertical wells.  The wells are producing from the Morrow, Douglas and Tonkawa formations at depths from 7,000 to 11,500 feet.  Credo’s interests range from very small to 100%, depending on the size of the spacing units.  In addition to the emerging horizontal Tonkawa oil play, the Company believes there is excellent Cleveland horizontal oil development potential on its Texas Panhandle acreage.

BAKKEN CONTINUES TO BE FLAGSHIP DRILLING PLAY

As recently reported, Credo has drilled five wells in the North Dakota Bakken play.  Three of the wells are excellent producers, and two smaller interest wells are awaiting completion.  The company anticipates drilling at least nine wells on its Bakken acreage during 2011.

Credo’s Bakken acreage is primarily located on the Fort Berthold Reservation in the heart of the play, where about a dozen of the most active Bakken operators are drilling.  The Company believes that more than one Bakken well will be drilled on many of its 50 spacing units.  In addition, the Sanish/Three Forks Formation is prospective in the area, and it is expected that this formation will also be developed on Credo’s acreage.

MANAGEMENT COMMENT

Marlis E. Smith, Jr., Chief Executive Officer stated, “The most aggressive, oil-focused drilling program in Credo’s history is well underway, and the Company is in the right places to rapidly grow oil production and reserves.  Our shallow oil drilling program in Kansas continues to yield excellent results, and we look forward to extending this record of success into Nebraska.  Additionally, the Company’s emerging horizontal Tonkawa oil play in the Texas Panhandle shows early signs of success.  These diversified, Mid-Continent oil drilling plays powerfully complement Credo’s North Dakota Bakken drilling program.”

About Credo Petroleum

Credo Petroleum Corporation is an independent oil and gas exploration, development and production company based in Denver, Colorado.  The Company has significant operations in the Williston Basin of North Dakota, Kansas, the Anadarko Basin of the Texas Panhandle and northwest Oklahoma, and in southern Oklahoma.  Credo uses advanced technologies to systematically explore for oil and gas and, through its patented Calliope Gas Recovery System, to recover stranded reserves from depleted gas reservoirs.  For more information, please visit our website at www.credopetroleum.com or contact us at 303-297-2200.

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Contact:                         Marlis E. Smith, Jr.

Chief Executive Officer

or

Alford B. Neely

Chief Financial Officer

303-297-2200

Website:                       www.credopetroleum.com

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the Company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the Company’s Annual Report on Form 10-K for more information.  Although the Company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.